Exhibit 99.2

John Deere Owner Trust 2004

Statement to Noteholders

$205,000,000	Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000	Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000	Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000	Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000	Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476	Asset Backed Certificates

Payment Date:	18-Jan-05

(1) Amount of principal being paid on the Notes:

	(a)	A-1 Notes:	$23,345,243.58
		per $1,000 original principal amount:	$113.88

	(b)	A-2 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(c)	A-3 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(d)	A-4 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(e)	B Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(f)	Total	$23,345,243.58

(2) Interest on the Notes

	(a)	A-1 Notes:	$56,045.86
		per $1,000 original principal amount:	$0.27

	(b)	A-2 Notes:	$260,400.00
		per $1,000 original principal amount:	$1.40

	(c)	A-3 Notes:	$357,666.67
		per $1,000 original principal amount:	$1.93

	(d)	A-4 Notes:	$398,338.00
		per $1,000 original principal amount:	$2.52

	(e)	B Notes:	$45,747.50
		per $1,000 original principal amount:	$2.42

	(f)	Total	$1,118,198.03

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(3) After giving effect to distributions on current Payment Date:

(a)	(i)	outstanding principal amount of A-1 Notes:	$28,709,732.92
(ii)	A-1 Note Pool Factor:	0.1400475

(b)	(i)	outstanding principal amount of A-2 Notes:	$186,000,000.00
(ii)	A-2 Note Pool Factor:	1.0000000

(c)	(i)	outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii)	A-3 Note Pool Factor:	1.0000000

(d)	(i)	outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	outstanding principal amount of B Notes:	$18,930,000.00
(ii)	B Note Pool Factor:	1.0000000

(f)	(i)	Certificate Balance	$3,778,476.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$580,698,208.93

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$572,848,783.60

(6) Pool Face Amount at the end of the related Collection Period:	$629,628,882.49

(7) Amount of Servicing Fee earned:	$496,188.10
per $1,000 original principal amount:	$0.66
Amount of Servicing Fee earned:	$496,188.10
Amount of Servicing Fee paid:	$496,188.10
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$767,561.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.13%

(13) Face Amount of Receivables 60 days or more past due:	$8,071,792.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.28%

(15) Aggregate amount of realized losses for the collection period	$32,606.62

(16) Aggregate amount of realized losses since 21-Apr-04	$70,277.28

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